EXHIBIT 23.1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hi-Tech Pharmacal Co., Inc. pertaining to the Hi-Tech Pharmacal Co., Inc. 2009 Stock Option Plan of our reports dated July 13, 2010, with respect to the consolidated financial statements and schedule of Hi-Tech Pharmacal Co., Inc. and the effectiveness of internal control over financial reporting of Hi-Tech Pharmacal Co., Inc., included in its Annual Report on Form 10-K for the year ended April 30, 2010, filed with the Securities and Exchange Commission.

s/ Eisner LLP
New York, New York
July 30, 2010